EXHIBIT 1

                            FIRST STAR BANCORP, INC.

                           NESQUEHONING SAVINGS BANK

                                   ----------

                               Up to $ 2,525,000

                                  COMMON STOCK
                          ($1.00 Par Value Per Share)


                    CONVERSION OFFERING MANAGEMENT AGREEMENT
                    ----------------------------------------


                                                               February __, 1999



Hopper Soliday & Co., Inc.
1703 Oregon Pike
Lancaster, PA  17601

Gentlemen:

         First Star Bancorp, Inc., a Pennsylvania-chartered bank holding company (the "Company"), and Nesquehoning Savings Bank, a Pennsylvania-chartered mutual savings bank (the "Bank"), hereby confirm their respective agreements with Hopper Soliday & Co., Inc. (the "Manager") as follows:

         1. Introductory. Prior to the date hereof, the Company, its wholly-owned Pennsylvania-chartered stock savings bank subsidiary First Star Savings Bank ("FSSB"), and the Bank entered into a Merger Conversion Agreement dated as of August 14, 1998 (the "Merger Agreement") pursuant to which: (i) the Bank will convert from a Pennsylvania-chartered mutual savings bank to a Pennsylvania-chartered stock savings bank pursuant to the terms and conditions of a Plan of Conversion dated August 14, 1998 approved by the Board of Trustees of the Bank (the "Plan of Conversion", which is attached to and incorporated by reference into the Merger Agreement as Exhibit A thereto); (ii) the Bank will merge with and into FSSB; and (iii) the Company will issue and sell shares (the "Shares") of its common stock, par value $1.00 per share ("Common Stock"), in the Subscription, Community and Syndicated Community Offerings (as defined herein). The conversion of the Bank to stock form, the merger of the Bank with and into FSSB, and the offer and sale of Common Stock are hereinafter collectively referred to as the "Conversion." The Merger Agreement and the Plan of Conversion are hereinafter


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Hopper Soliday & Co., Inc.
February __, 1999
Page 2


collectively referred to as the "Plan."

         In accordance with the Plan, the Company is offering to certain depositors of the Bank (as more fully described in the Plan) nontransferable rights to subscribe for up to $2,525,000 of its Common Stock in a subscription offering (the "Subscription Offering"). The Company is concurrently offering Shares of its Common Stock, subject to the availability of Shares after satisfaction of all subscriptions in the Subscription Offering, in a community offering with preference to the Company's Employee Stock Ownership Plan (the "ESOP"), to shareholders of the Company and to natural persons who reside in Pennsylvania (the "Community Offering") (the Subscription Offering and the Community Offering are herein sometimes collectively referred to as the "Subscription and Community Offerings"). Shares of the Common Stock not subscribed for in the Subscription and Community Offerings will be offered to certain members of the general public in a public offering through selected broker/dealers to be managed by the Manager on a best efforts basis (the "Syndicated Community Offering"). (The Subscription Offering, Community Offering and Syndicated Community Offering are herein sometimes collectively referred to as the "Offerings").

         The Manager will serve as the manager of the Offerings on behalf of the Company and the Bank pursuant to the terms of this Conversion Offering Management Agreement (the "Agreement").

         The Company has filed with the Securities and Exchange Commission (the "SEC") a registration statement on Form SB-2 (File No. 333-64475) (the "Registration Statement") containing an offering prospectus relating to the Offerings, for the registration of the Shares under the Securities Act of 1933, as amended (the "1933 Act"), and has filed amendments thereto, if any, as may have been required to the date hereof. The Registration Statement has been declared effective by the SEC. The Registration Statement also includes, as an exhibit thereto, a proxy statement in connection with a special meeting of depositors of the Bank to consider and vote upon the Plan (the "Proxy Statement"). The offering prospectus and Proxy Statement on file with the SEC at the time the Registration Statement became effective are hereinafter collectively called the "Prospectus," except that if the prospectus filed by the Company pursuant to Rule 424(b) under the 1933 Act or any other post-effective modification or amendment of the offering prospectus or Proxy Statement differs from the offering prospectus or Proxy Statement on file at the time of the Registration Statement became effective, the term "Prospectus" shall refer to the offering prospectus filed pursuant to Rule 424(b) or to such modified or amended offering prospectus and Proxy Statement from and after the time it is filed with the SEC. The date the Registration Statement was declared effective by the SEC is hereinafter referred to as the "Effective Date."


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Hopper Soliday & Co., Inc.
February __, 1999
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         2.  Representations  and Warranties of Company.  The Company represents and warrants to, and agrees with the Manager that:

                  (a) As of the Effective Date, the Registration Statement complied in all material respects with the requirements of the 1933 Act and applicable SEC regulations, and the Registration Statement did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and as of the Effective Date and at the Closing Date (as defined herein), as the case may be, the Prospectus and any Blue Sky Application or any Sales Information (as such terms are defined herein) authorized by the Company or the Bank for use in connection with the Offerings and consideration of the Plan of Conversion did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 2(a) shall not apply to statements in or omissions from such Registration Statement, Prospectus or Sales Information made in reliance upon and in conformity with information furnished in writing to the Company by the Manager expressly regarding the Manager for use under the captions "THE MERGER AGREEMENT - Community Offering" and "THE MERGER AGREEMENT - Marketing Arrangements," in the Prospectus.

                  (b) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the 1933 Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the 1933 Act.

                  (c) The Company has filed the Prospectus with the Pennsylvania Department of Banking (the "Department") and the Board of Governors of the Federal Reserve (the "Federal Reserve"). The Company has filed a merger application with the Department with respect to the conversion (the "Merger Application"), and the Merger Application has been approved by the Department.

                  (d) Pursuant to the regulations of the Federal Deposit Insurance Corporation (the "FDIC") regarding the conversion to stock form of mutual state savings banks (12 C.F.R. ss.ss. 303.15, 333.4), as amended (the "Conversion Regulations"), the Bank has filed a notice of intent to engage in the conversion, including exhibits (as amended or supplemented, the "Conversion Application") with the FDIC, which has been approved by the FDIC; and the Prospectus has been approved for use by the FDIC. No order has been issued by the FDIC preventing or suspending the use of the Prospectus; and no action by or before the FDIC revoking such approvals or orders of effectiveness is pending or, to the best of its knowledge, threatened.

                  (e) No order has been issued by the SEC or any state regulatory or Blue Sky authority preventing or suspending the use of the Prospectus, and no action by or before any such authority to revoke any approval, authorization or order of effectiveness related to the


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Hopper Soliday & Co., Inc.
February __, 1999
Page 4


Conversion is pending or, to the best of its knowledge, threatened.

                  (f) The Conversion Application, including the Prospectus, was approved by the FDIC on _____________, and the Merger Application was approved by the Department on _______________. Neither the Conversion Application nor the Merger Application includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that representations or warranties in this
Section 2(f) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Bank or the Company by the Manager expressly regarding the Manager for use in the Prospectus contained in the Conversion Application under the captions "THE MERGER AGREEMENT
- Community Offering" and "THE MERGER AGREEMENT - Marketing Arrangements."

                  (g) The Company has been duly incorporated and is validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, with full corporate power and authority to own its properties and conduct its business as described in the Prospectus. The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. The Company is not required to be qualified to do business as a foreign corporation in any jurisdiction where the failure to be so qualified would have a material adverse effect on the business or properties of the Company. The Company has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business, except for those the failure of which to obtain would not result in a material adverse effect on the financial condition or results of operations of the Company; all such licenses, permits and other governmental authorizations are in full force and effect, and the Company is in all material respects complying therewith. In addition to FSSB, the Company has one other direct, wholly-owned subsidiary, Integrated Financial Corp., which manages a property acquired at a sheriff sale and holds an investment in a limited partnership, and an indirect subsidiary, Integrated Abstract, Inc., which is a wholly-owned subsidiary of Integrated Financial Corp. and is inactive.

                  (h) FSSB has been duly organized as a Pennsylvania-chartered stock savings bank, and is validly existing and in good standing under the laws of the Commonwealth of Pennsylvania with full power and authority to own its property and conduct its business as described in the Prospectus. FSSB is a member in good standing of the Federal Home Loan Bank of Pittsburgh, and the deposit accounts of FSSB are insured by the Bank Insurance Fund ("BIF") administered by the FDIC up to applicable limits. All of the issued shares of capital stock of FSSB have been duly and validly authorized and issued, are fully paid and non-assessable, and are owned directly by the Company, free and clear of all liens, encumbrances, equities or other claims. There are no outstanding rights, warrants or options to acquire or instruments convertible into, or exchangeable for, any shares of capital stock or other equity interests in FSSB.

                  (i) Each of the Company and FSSB has good, marketable and insurable title to all assets material to its respective business and to those assets described in the Prospectus as owned by the Company or FSSB, free and clear of all material liens, charges, encumbrances or restrictions, except as are described in the Prospectus or are not materially significant or


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Hopper Soliday & Co., Inc.
February __, 1999
Page 5


important in relation to the businesses of the Company or FSSB; and, to the best knowledge of the Company, all of the leases and subleases material to the business of the Company or FSSB, under which either of them holds properties, are in full force and effect; and no claim of any sort has been asserted by anyone adverse to the Company's or FSSB's rights as lessee or sublessee under any of the leases or subleases mentioned above, or affecting or questioning the Company's or FSSB's right to the continued possession of the leased or subleased premises under any such lease or sublease. Each of the Company and FSSB, as the case may be, has full corporate power and authority to conduct its operations at its offices as described in the Prospectus and has received all necessary approvals to maintain offices at the locations set forth in the Prospectus, except for those approvals which the failure to obtain would not result in a material adverse effect on the financial condition or results of operations of the Company or FSSB.

                  (j) Neither the Company nor FSSB is in violation of its certificate of incorporation, charter or bylaws or to the best of its knowledge in default in the performance or observance of any obligation, agreement, covenant, or condition contained in any material contract, lease, loan agreement, indenture or other instrument to which is a party or by which either of them or any of their respective properties may be bound, which default would have a material adverse effect on the condition (financial or otherwise), operations, business, assets or properties of either of them; the consummation of the Conversion, the execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated have been duly and validly authorized by all necessary corporate action on the part of the Company and FSSB, as applicable; and this Agreement has been validly executed and delivered by the Company and is the valid, legal and binding obligation of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally and equitable principles limiting the right to obtain specific enforcement or similar equitable relief. The consummation of the transactions herein contemplated will not conflict with or constitute a breach of, or default under, the certificate of incorporation, charter or bylaws of either the Company or FSSB, or constitute a material default (or an event which, with notice or lapse of time or both would constitute such a default) under, or result in the creation or imposition of any material lien, charge or other encumbrance upon any material properties or assets of the Company or FSSB pursuant to any of the terms, provisions or conditions of, any material agreement, contract, indenture, bond, debenture, note or other instrument or obligation to which either of them is a party or by which either of them or its respective assets or properties may be bound or is subject, or violate any material governmental license or permit or any published law, regulation, policy, approval, decree, injunction or order (subject to the satisfaction of various conditions imposed by the Department or the FDIC in connection with its approval of the Conversion Application), which violation, default or encumbrance would have a material adverse effect on the condition (financial or otherwise), operations, business, assets or properties of the Company or FSSB.

                  (k) There is no litigation, governmental proceedings, suits, hearings or investigations or other proceedings pending or, to the best knowledge of the Company, threatened against or involving the Company or FSSB or any of their respective assets which individually or in the aggregate might materially and adversely affect the condition (financial or


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Hopper Soliday & Co., Inc.
February __, 1999
Page 6


otherwise), operations, businesses, assets or properties of the Company or FSSB, except as referred to in the Prospectus.

                  (l) The Company has received the opinion of Malizia, Spidi, Sloane & Fisch, P.C. with respect to federal and state tax consequences and a letter of Deloitte & Touche, LLP, with respect to the financial accounting treatment of the Conversion, all as described in the Prospectus and the facts relied upon in such opinion and letter are truthful, accurate and complete.

                  (m) The Company has all such power, authority, authorizations, approvals and orders as may be required to enter into this Agreement, to carry out the provisions and conditions hereof and, as of the Closing Date, to issue and sell the Shares to be sold by the Company as provided herein.

                  (n) To the best of its knowledge, neither the Company or FSSB is (i) in violation of (i) any directive, rule or regulation of the Department, the FDIC or any other governmental agency, where compliance with such directive, rule, or regulation in all material respects would result in a material change in the conduct of its business or (ii) the subject of any enforcement action that might materially and adversely affect the condition (financial or otherwise), operations, businesses, assets or properties of the Company or FSSB, and to the Company's knowledge, no such enforcement actions are threatened or contemplated.

                  (o) There has been no material adverse change, on a consolidated basis, in the condition (financial or otherwise) assets, capital, properties, operations, earnings, affairs or business prospects of the Company since the latest date as of which such condition is set forth in the Prospectus except as referred to therein; and the capitalization, assets, properties and businesses of the Company, on a consolidated basis, conform to the descriptions thereof contained in the Prospectus as of the date specified. There have not been any material transactions entered into by the Company or FSSB, except for those transactions entered into in the ordinary course of business. To the best knowledge of the Company, the Company, on a consolidated basis, does not have any material liabilities of any kind, contingent or otherwise, except as set forth in the Prospectus. The Company, on a consolidated basis, has not incurred any material increase in long term debt nor incurred any material contingent or other liabilities of any kind, except as set forth in the Prospectus.

                  (p) No default exists, and no event has occurred which with notice of lapse of time, or both, would constitute a default, on the part of the Company or FSSB or, to its best knowledge, on the part of any other party in the due performance and observance of any term, covenant or condition of any agreement (excluding agreements with borrowers) which is, on a consolidated basis, material to the condition (financial or otherwise) of the Company; said agreements are in full force and effect; and no other party to any such agreement has instituted or, to the best knowledge of the Company, threatened any action or proceeding wherein the Company or FSSB would or might be alleged to be in default thereunder.

                  (q) Neither the Company nor FSSB is in violation of or in default in any respect in the performance of any obligation, agreement or condition contained in any material


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Hopper Soliday & Co., Inc.
February __, 1999
Page 7


bond, debenture, note or any other evidence of indebtedness, and the Company and FSSB each is, in all material respects, complying with all laws, rules, regulations and orders applicable to the operation of its respective business.

                  (r) Subsequent to the respective dates as of which information is given in the Prospectus and prior to the Closing Date, except as otherwise may be indicated or contemplated therein, neither the Company nor FSSB has or will issue any securities or incur any liability or obligation, direct or contingent, for borrowed money, except borrowings from the Federal Reserve Bank of Philadelphia or the Federal Home Loan Bank of Pittsburgh and other borrowings in the ordinary course of business, or enter into any transactions not in the ordinary course of the business of the Company or FSSB and which is, on a consolidated basis, material in light of the business and properties of the Company.

                  (s) Upon consummation of the Conversion, the authorized, issued and outstanding capital stock of the Company will be as set forth in the Prospectus under the caption"CAPITALIZATION;" the issuance and sale of the Shares by the Company has been duly authorized by all necessary corporate action of the Company and, when issued and delivered in accordance with the terms of the Plan against payment of the consideration calculated as set forth in the Plan, will be validly issued, fully paid and nonassessable and the terms and provisions of the Common Stock will conform to the description thereof contained in the Prospectus; the issuance of the Shares is not subject to preemptive rights which have not been validly waived in writing; upon consummation of the transactions contemplated by the Plan, good title to the Shares will be transferred from the Company upon issuance thereof against payment therefor, free and clear of all claims, encumbrances, security interests and liens created by the Company, whatsoever. The certificates representing the Shares will conform in all material respects with the requirements of applicable laws and regulations. Except as disclosed in Prospectus, or as may be imposed by applicable law or regulation, there exists no restriction material to an investor upon the ownership, possession, transfer or voting of any of the Shares under the Certificate of Incorporation or Bylaws of the Company or under any agreement or other instrument to which the Company is a party or by which it may be bound.

                  (t) No approval of any regulatory or supervisory or other public authority is required in connection with the execution and delivery of this Agreement or the issuance of the Shares, except for such approvals, authorizations, consents or orders as have been obtained or have been applied for and as of the Closing Date will be obtained, under the Conversion Regulations and as may be required under the securities or blue sky laws of various jurisdictions and the regulations of the National Association of Securities Dealers, Inc. ("NASD").

                  (u) Except as disclosed in the Prospectus, the Company has not sold or granted options, warrants, or other rights calling for the issuance of, and there are no commitments or plans to issue, as of the date hereof, any shares of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company.

                  (v) All contracts and other documents required to be filed as exhibits to the Prospectus, the Merger Application, or the Conversion Application have been filed with the SEC, the Department and/or the FDIC, as the case may be, except for such post-effective


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Hopper Soliday & Co., Inc.
February __, 1999
Page 8


post-approval or post-conversion contracts, documents or exhibits as may be required.

                  (w) With respect to the Offerings, the Company has not taken and will not take, directly or indirectly, any action resulting in a violation of Regulation M under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or in a manipulation of the price of the shares of the Company.

                  (x) To the best knowledge of the Company, Deloitte & Touche, LLP, which has certified the financial statements of the Company included in the Offering Circular, are independent public accountants within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants and Title 12 of the Code of Federal Regulations, and Title 17 of the Code of Federal Regulations.

                  (y) For the past five years, the Company and FSSB (i) have timely filed all required federal and state tax returns and no deficiency has been asserted with respect to such returns by any taxing authorities, (ii) have paid all taxes that have become due, and (iii) to the Company's knowledge, have made adequate reserves for similar current tax liabilities, except where any failure to make such filings, payments and reserves, or the assertion of such a deficiency, should not have a material adverse effect, on a consolidated basis, on the financial condition of the Company.

                  (z) Neither the Company nor FSSB nor the employees of the Company or FSSB have made any payment of funds of the Company or FSSB as a loan for the purchase of Shares, and no funds of the Company or FSSB have been set aside to be used for any payment prohibited by law.

                  (aa) Appropriate arrangements have been made for placing the funds received from subscriptions for Shares in special interest-bearing accounts with FSSB until all Shares are sold and paid for, with provision for refund to the purchasers in the event that the Conversion is not completed for whatever reason or for delivery to the Company if all Shares are sold. Such funds shall be invested only in insured deposits and such other investments as are permitted under Rule 15c 2-4 promulgated under the Exchange Act.

                  (bb) Prior to the  completion of the  Conversion,  the Company will not have: (i) issued any securities within the last 18 months (except for notes to evidence loans to the Company and reverse repurchase agreements), (ii) had any material dealings within the 12 months prior to the date hereof with any member of the NASD, or any person related to or associated with such member, other than discussions and meetings relating to the proposed Offerings and routine purchases and sales of investment and mortgage-backed securities; (iii) entered into a financial or management consulting agreement except as contemplated hereunder; and (iv) engaged any intermediary between the Manager and the Company and the Bank in connection with the offering of Common Stock, and no person is being compensated in any manner for such service.

         Any certificate signed by an officer of the Company and delivered to the Manager or its counsel that refers to this Agreement shall be deemed to be a representation and warranty by the


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Hopper Soliday & Co., Inc.
February __, 1999
Page 9


Company to the Manager as to the matters covered thereby with the same effect as if such representation and warranty were set forth herein.

         3. Representations and Warranties of the Bank. The Bank represents and warrants to, and agrees with the Manager that:

                  (a) The Bank has been duly organized as a Pennsylvania chartered mutual savings bank, and is validly existing and in good standing under the laws of Commonwealth of Pennsylvania with full power and authority to own its property and conduct its business as described in the Prospectus. The Bank is a member in good standing of the Federal Home Loan Bank of Pittsburgh, and the deposit accounts of the Bank are insured by the Savings Association Insurance Fund ("SAIF") administered by the FDIC up to applicable limits. The Bank is not required to be qualified to do business as a foreign corporation in any jurisdiction where the failure to be so qualified would have a material adverse effect on the business or properties of the Bank. The Bank has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business, except for those the failure of which to obtain would not result in a material adverse effect on the financial condition or results of operations of the Bank; all such licenses, permits and other governmental authorizations are in full force and effect, and the Bank is in all material respects complying therewith. The Bank has no subsidiaries.

         Upon completion of the sale of the Shares by the Company as contemplated by the Prospectus, (i) the Bank will be converted pursuant to the Plan to a Pennsylvania-chartered stock savings bank with full power and authority to own its property and conduct its business as described in the Prospectus, and (ii) the Bank will be merged with and into FSSB.

                  (b) The Bank has good, marketable and insurable title to all assets material to its business and to those assets described in the Prospectus as owned by the Bank, free and clear of all material liens, charges, encumbrances or restrictions, except as are described in the Offering Circular or are not materially significant or important in relation to the business of the Bank; and all of the leases and subleases material to the business of the Bank, under which it holds properties, are in full force and effect; and no claim of any sort has been asserted by anyone adverse to the Bank's rights as lessee or sublessee under any of the leases or subleases mentioned above, or affecting or questioning FSSB's right to the continued possession of the leased or subleased premises under any such lease or sublease following the consummation of the Conversion. The Bank has full power and authority to conduct its operations at its office as described in the Prospectus and has received all necessary approvals to maintain an office at the location set forth in the Prospectus, except for those approvals which the failure to obtain would not result in a material adverse effect on the financial condition or results of operations of the Bank.

                  (c) The Bank is not in violation of its certificate of incorporation, charter or bylaws or, to the best of its knowledge, in default in the performance or observance of any obligation, agreement, covenant, or condition contained in any material contract, lease, loan agreement, indenture or other instrument to which it is a party or by which it or any of its property may be bound, which default would have a material adverse effect on the condition

Hopper Soliday & Co., Inc.
February __, 1999
Page 10


(financial or otherwise), operations, business, assets or properties of the Bank; the consummation of the Conversion, the execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated have been duly and validly authorized by all necessary corporate action on the part of the Bank; and this Agreement has been validly executed and delivered by the Bank and is the valid, legal and binding obligation of the Bank enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally and equitable principles limiting the right to obtain specific enforcement or similar equitable relief. The consummation of the transactions herein contemplated will not conflict with or constitute a breach of, or default under, the certificate of incorporation, charter or bylaws of the Bank, or constitute a material default (or an event which, with notice or lapse of time or both would constitute such a default) under, or result in the creation or imposition of any material lien, charge or other encumbrance upon any material properties or assets of the Bank pursuant to any of the terms, provisions or conditions of, any material agreement, contract, indenture, bond, debenture, note or other instrument or obligation to which the Bank is a party or by which it or its assets or properties may be bound or is subject, or violate any material governmental license or permit or any published law, regulation, policy, approval, decree, injunction or order (subject to the satisfaction of various conditions imposed by the Department in connection with its approval of the Merger Application or the FDIC in connection with its approval of the Conversion Application), which violation, default or encumbrance would have a material adverse effect on the condition (financial or otherwise), operations, business, assets or properties of the Bank.

                  (d) There is no litigation, governmental proceedings, suits, hearings or investigations or other proceedings pending or, to the best knowledge of the Bank, threatened against or involving the Bank or any of its assets which individually or in the aggregate might materially and adversely affect the condition (financial or otherwise), operations, businesses, assets or properties of the Bank, except as referred to in the Prospectus.

                  (e) The Bank has received the opinion of Malizia, Spidi, Sloane & Fisch, P.C. with respect to federal and state tax consequences and a letter of Deloitte & Touche LLP with respect to the financial accounting treatment of the Conversion, all as described in Prospectus and the facts relied upon in such opinion and letter are truthful, accurate and complete.

                  (f) The Bank has all such power, authority, authorizations, approvals and orders as may be required to enter into this Agreement, to carry out the provisions and conditions hereof, and to merge with and into FSSB as provided in the Plan.

                  (g) To the best of its knowledge, the Bank is not (i) in violation of any directive, rule or regulation of the Department, the FDIC or any other governmental agency where compliance with such directive, rule or regulation in all material respects would result in a material change in the conduct of its business or (ii) the subject of any enforcement action against the Bank or its officers or directors that might materially and adversely affect the condition (financial or otherwise), operations, businesses, assets or properties of the Bank, and to the Bank's knowledge, no such enforcement actions are threatened or contemplated.

Hopper Soliday & Co., Inc.
February __, 1999
Page 11


                  (h) There has been no material adverse change in the condition (financial or otherwise), assets, capital, properties, operations, earnings, affairs or business prospects of the Bank since the latest date as of which such condition is set forth in the Prospectus except as referred to therein; and the capitalization, assets, properties and business of the Bank conform to the descriptions thereof contained in the Prospectus as of the date specified. There have not been any material transactions entered into by the Bank, except for those transactions entered into in the ordinary course of business. To the best knowledge of the Bank, the Bank does not have any material liabilities of any kind, contingent or otherwise, except as set forth in the Prospectus. The Bank has not incurred any material increase in long term debt nor incurred any material contingent or other liabilities of any kind, except as set forth in the Offering Circular.

                  (i) No default exists, and no event has occurred which with notice of lapse of time, or both, would constitute a default, on the part of the Bank or, to its best knowledge, on the part of any other party in the due performance and observance of any term, covenant or condition of any agreement (excluding agreements with borrowers) which is material to the condition (financial or otherwise) of the Bank; said agreements are in full force and effect; and no other party to any such agreement has instituted or, to the best knowledge of the Bank, threatened any action or proceeding wherein the Bank would or might be alleged to be in default thereunder.

                  (j) The Bank is not in violation of or in default in any respect in the performance of any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness, and the Bank is, in all material respects, complying with all laws, rules, regulations and orders applicable to the operation of its business.

                  (k) Subsequent to the respective dates as of which information is given in the Prospectus and prior to the Closing Date, except as otherwise may be indicated or contemplated therein, the Bank has not issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except borrowings from the Federal Home Loan Bank of Pittsburgh and other borrowings in the ordinary course of business, or entered into any transactions not in the ordinary course of the business of the Bank and which is material in light of the business and properties of the Bank.

                  (l) No capital stock of the Bank has been or will be issued and outstanding prior to the Closing Date.

                  (m) No approval of any regulatory or supervisory or other public authority is required in connection with the execution and delivery of this Agreement, except for such approvals, authorizations, consents or orders as have been obtained or have been applied for and as of the Closing Date will be obtained, under the Conversion Regulations and as may be required under the securities or blue sky laws of various jurisdictions and the regulations of the National Association of Securities Dealers, Inc. ("NASD").

                  (n) Except as disclosed in the Prospectus, the Bank has not sold or granted options, warrants, or other rights calling for the issuance of, and there are no commitments or plans to issue, as of the date hereof, any shares of capital stock of the Bank or any security

Hopper Soliday & Co., Inc.
February __, 1999
Page 12


convertible into or exchangeable for capital stock of the Bank.

                  (o) All contracts and other documents required to be filed as exhibits to the Prospectus, the Merger Application, or the Conversion Application have been filed with the SEC, the Department and/or the FDIC, as the case may be, except for such post-effective, post-approval or post-conversion contracts, documents or exhibits as may be required.

                  (p) The records of the account holders, depositors, borrowers, and other members of the Bank delivered to the Manager by the Bank or its agent for use during the Conversion are accurate in all material respects.

                  [(q) To the best knowledge of the Bank, Joseph N. Spaniel, CPA , who has certified the financial statements of the Bank included in the Prospectus, is an independent public accountant within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants and Title 12 of the Code of Federal Regulations, and Title 17 of the Code of Federal Regulations.]

                  (r) For the past five years, the Bank (i) has timely filed all required federal and state tax returns and no deficiency has been asserted with respect to such returns by any taxing authorities, (ii) has paid all taxes that have become due, and (iii) to its knowledge, has made adequate reserves for similar current tax liabilities, except where any failure to make such filings, payments and reserves, or the assertion of such a deficiency, should not have a material adverse effect on the condition of the Bank.

                  (s) Neither the Bank nor the employees of the Bank have made any payment of funds of the Bank as a loan for the purchase of Shares, and no funds of the Bank have been set aside to be used for any payment prohibited by law.

                  (t) Appropriate arrangements have been made for placing the funds received from subscriptions for Shares in special interest-bearing accounts with the FSSB until all Shares are sold and paid for, with provision for refund to the purchasers in the event that the Conversion is not completed for whatever reason or for delivery to the Company if all Shares are sold. Such funds shall be invested only in insured deposits and such other investments as are permitted under Rule 15c 2-4 promulgated under the Exchange Act.

                  (u) Prior to the completion of the Conversion, the Bank will not have: (i) issued any securities within the last 18 months (except for notes to evidence loans to the Bank and reverse repurchase agreements), (ii) had any material dealings within the 12 months prior to the date hereof with any member of the NASD, or any person related to or associated with such member, other than discussions and meetings relating to the proposed Offerings and routine purchases and sales of investment and mortgage-backed securities; (iii) entered into a financial or management consulting agreement except as contemplated hereunder; and (iv) engaged any intermediary between the Manager and the Company and the Bank in connection with the offering of Common Stock, and no person is being compensated in any manner for such service.

                  [(v) The consolidated financial statements, together with the related notes, of

Hopper Soliday & Co., Inc.
February __, 1999
Page 13


the Bank, which are part of the Prospectus, fairly and accurately present the consolidated financial condition, results of operations, retained earnings and cash flows of the Bank at the respective dates thereof and for the respective periods covered thereby and comply as to form in all material respects with the applicable accounting requirements of the Conversion Regulations, and generally accepted accounting principles, except as otherwise stated therein. Such consolidated financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The financial, statistical and pro forma information, tables and related notes with respect to the Bank contained in the Offering Circular present the information purported to be shown thereby accurately at the respective dates thereof and for the respective periods covered thereby.]

         Any certificate signed by an officer of the Bank and delivered to the Manager or its counsel that refers to this Agreement shall be deemed to be a representation and warranty by the Bank to the Manager as to the matters covered thereby with the same effect as if such representation and warranty were set forth herein.

         4.       Appointment as Manager and Compensation.

                  (a) The Company and the Bank hereby appoint the Manager and the Manager hereby accepts appointment as financial advisor and as the manager of the Offerings, on the basis of the representations, warranties, and agreements herein contained, but subject to the terms and conditions herein set forth. As Manager, the Manager will use its best efforts to assist the Company in the sale of the Shares in the Subscription and Community Offerings in accordance with the Plan, the Prospectus and this Agreement and will assist the Company in obtaining purchase orders for any or all of the unsubscribed shares of the Company's Shares in the Community Offering; provided, however, that the Manager shall not be obligated to take any action which is inconsistent with any applicable laws, regulations, decisions or orders. If requested by the Company, the Manager will develop and manage a Syndicated Community Offering involving local and regional brokerage firms in order to offer to the public any unsold Shares following the Subscription and Community Offerings in a best efforts public offering to be managed by the Manager. The Company and the Bank agree and understand that the Manager has no obligation under this Agreement to purchase any of the Shares for its own account. The Company and the Bank retain the right to reject any purchase orders obtained in the Community Offering and the Syndicated Community Offering pursuant to this Agreement.

                  (b) The Manager shall receive the following compensation for its services hereunder:

                           (i)  If the Conversion is completed, the Manager will
receive fees in the following amounts due no later than the Closing Date in next day funds: (1) a fee of 2.0% of the aggregate purchase price of all Shares sold in the Subscription Offering; except for purchases by the ESOP and trustees, directors, officers and employees of the Company or the Bank; (2) a fee of 1.0% of the aggregate purchase price of all other Shares sold in the Community Offering to shareholders of the Company or to persons on the list of potential investors attached hereto as Exhibit II; and (3) a fee of 2.0% of the aggregate purchase price of all Shares sold in the Community Offering, excluding purchases by persons described in clause (2) above. The fees

Hopper Soliday & Co., Inc.
February __, 1999
Page 14


described above shall be subject to an overall cap of $50,000. The Closing Date shall be the date upon which the Conversion is successfully completed in accordance with the Conversion Regulations. The Company will pay brokers participating in the Syndicated Community Offering, including the Manager, a fee of 4.0% on the aggregate purchase price of all shares sold in the Syndicated Community Offering. In the event the Conversion is terminated or otherwise abandoned or has not been completed within 90 days after the commencement of the Subscription and Community Offerings, the Manager will be entitled only to reimbursement for expenses and legal fees as provided in paragraph 4(b)(ii) below and in Section 6 hereof.

                           (ii) The Manager  shall be  reimbursed  for all legal
fees and reasonable out-
of-pocket expenses incurred by it and its counsel whether or not the offering is successfully completed; out-of-pocket expenses shall not exceed $5,000 and legal fees shall not exceed $10,000. Such accountable expenses, including legal fees and expenses, will be billed monthly. Full payment to defray the Manager's accountable expenses, including legal fees and expenses subject to applicable limits, remaining outstanding as of the Closing Date shall be made in next day funds on the Closing Date or, if the Conversion is not completed and are terminated for any reason, within ten (10) calendar days after receipt by the Company of the detailed listing from the Manager of its remaining accountable expenses for which payment has not been received. In the event of an oversubscription or other event that causes the Subscription and Community
Offerings to be delayed, or the regulations governing the Conversion are changed, the Manager reserves the right to renegotiate the limitation of fees and expenses applicable to the Manager.

                           (iii) If the Company or the Bank  request  assistance
from the Manager's
counsel with regard to regulatory aspects of the transaction, such services provided by the Manager's counsel shall be billed separately and shall not apply toward the fee limit described in paragraph (ii) above.

                  (c) The employment of the Manager  hereunder  shall  terminate
(a) upon termination or abandonment of the Merger Agreement and Plan by the Company or the Bank, (b) forty-five (45) days after the Subscription and Community Offerings close, unless the Company and the Bank, with the approval of the Department and the FDIC, are permitted to extend such period of time, or (c) upon consummation of the Conversion, whichever date shall first occur.

                  (d) The Manager agrees to act as a market marker for the Company's Common Stock after consummation of the Conversion provided that all of the conditions required by the NASD for the Manager to act as a market maker for the Company's Common Stock are satisfied.

         5. Further Agreements. The Company and the Bank jointly and severally covenant and agree that:

                  (a) The Company shall deliver to the Manager from time to time, such number of copies of the Conversion Application, Merger Application, and Prospectus as the Manager reasonably may request. The Company authorizes the Manager to use the Prospectus in connection with the offer and sale of the Shares.

Hopper Soliday & Co., Inc.
February __, 1999
Page 15



                  (b) The Company and the Bank will use their best efforts to cause any post-effective amendment to the Registration Statement, Prospectus, the Merger Application, or the Conversion Application to be declared effective or approved by the SEC, the Department or the FDIC, as the case may be, and will notify the Manager immediately, and confirm the notice in writing, (i) when the Prospectus, as amended, has become effective; (ii) when any post-effective amendment to the Registration Statement becomes effective or any supplement to the Prospectus has been filed; (iii) of the issuance by the Department, the FDIC, the SEC or any state securities regulator of any stop order relating to the Prospectus or of the initiation or the threat of any proceedings for that purpose; (iv) of the receipt of any notice with respect to the suspension of the qualification of the Shares for offering or sale in any jurisdiction; and (v) of the receipt of any comments from the staff of the Department, FDIC or the SEC relating to the Conversion Application, the Merger Application, Registration Statement or Prospectus. If the Department, FDIC, the SEC or any other governmental authority enters a stop order relating to the Registration Statement or Prospectus at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment.

                  (c) During the time when a Prospectus is required to be delivered under the Conversion Regulations or applicable securities law and regulations, the Company will comply so far as it is able with all requirements imposed upon it by such law and regulations, as from time to time in force, so far as necessary to permit the continuance of offers and sales of or dealings in the Shares in accordance with the provisions hereof and the Prospectus. If during the period when the Prospectus is used in connection with the offer and sale of the Shares any event relating to or affecting the Company or the Bank shall occur as a result of which it is necessary, in the reasonable opinion of counsel for the Manager, to amend or supplement the Prospectus in order to make the Prospectus not false or misleading in light of the circumstances existing at the time it is delivered to a purchaser of the Shares, the Company and the Bank forthwith shall prepare, file with the Department, the FDIC and the SEC and furnish to the Manager a reasonable number of copies of an amendment or amendments or of a supplement or supplements to the Prospectus (in form and substance satisfactory to counsel for the Manager) which shall amend or supplement the Prospectus so that, as amended or supplemented, the Prospectus shall not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a purchaser of the Shares, not misleading. The Company will not file or use any amendment or supplement to the Prospectus which is to be used in the Offerings of which the Manager has not first been furnished a copy or to which the Manager shall reasonably object after having been furnished such copy. Such amendment or supplement will comply in all material respects with the Conversion Regulations and applicable securities law and regulations. For the purpose of this subsection, the Company and the Bank shall furnish such information with respect to themselves as the Manager from time to time reasonably may request.

                  (d) During the period when the Prospectus is required to be delivered, the Company and the Bank will comply, at their own expense, with all requirements imposed by the Department or the FDIC, by applicable state law or the Conversion Regulations, and by the 1933 Act, Exchange Act and the rules and regulations of the SEC promulgated under such statutes, including, without limitation, Regulation M under the Exchange Act, in each case as

Hopper Soliday & Co., Inc.
February __, 1999
Page 16


from time to time in force, in accordance with the provisions hereof and the Prospectus.

                  (e) The Company shall take all reasonably necessary action and furnish to whomever the Manager may direct, such information, instrument or document of the Company (collectively, the "Blue Sky Applications") as may be required to qualify or register the Shares for offer and sale by the Company under the securities or Blue Sky laws of such jurisdictions as the Manager may request; provided, however, that the Company shall not be obligated to qualify as a broker dealer or as a foreign corporation to do business under the laws of any such jurisdiction unless otherwise required to do so under the applicable securities or Blue Sky Laws or at the direction of the Department or the FDIC. In each jurisdiction where such qualification or registration shall be effected, the Company, unless the Manager agrees that such action is not necessary or advisable in connection with the distribution of the Shares, shall file and make such statements or reports as are, or reasonably may be, required by the laws of such jurisdiction.

                  (f) The liquidation account for the benefit of eligible account holders as of the Closing Date, will be duly established and maintained in accordance with the requirements of the Department and the FDIC.

                  (g) The Company and the Bank will not sell or issue, contract to sell or otherwise dispose of, for a period of 90 days after the date hereof, without the Manager's prior written consent, any Shares other than in connection with any plan or arrangement described in the Prospectus.

                  (h) The Company shall maintain the effectiveness of its registration under Section 12(g) of the Exchange Act for not less than three (3) years, or such shorter period as may be required by the Commission or FDIC Regulations.

                  (i) During the period during which the Company's common stock is registered under the Exchange Act, the Company will furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a consolidated balance sheet and statements of consolidated income, stockholders' equity and changes in financial position or cash flow statement of the Company and its subsidiaries as at the end of and for such year, certified by independent public accountants in accordance with Regulation S-X under the Exchange Act).

                  (j) During the period of three years from the date hereof, the Company will furnish to the Manager: a copy of each report of the Company furnished to or filed with the appropriate regulatory agency under the Exchange Act or any national securities exchange or system on which any class of securities of the Company is listed or quoted, (including, but not limited to, reports on Form 10-K, 10-Q and 8-K and all proxy statements and annual reports to stockholders), a copy of each report of the Company mailed to its stockholders or filed with the appropriate regulatory agency or any national securities exchange or system on which any class of securities of the Company is listed or quoted, each press release and material news items and additional documents and information with respect to the Company as the Manager may reasonably request, and (ii) from time to time, such other publicly available information concerning the Company as the Manager may reasonably request.

Hopper Soliday & Co., Inc.
February __, 1999
Page 17


                  (k) The Company and the Bank shall use the net proceeds from the sale of the Shares in the manner set forth in the Prospectus under the caption "USE OF PROCEEDS."

                  (l) The Company shall not deliver the Shares until it has satisfied or caused to be satisfied each and every condition set forth in
Section 6 hereof, unless such condition is waived in writing by the Manager.

                  (m) The Company has taken or will take all necessary actions to comply with the applicable provisions of the Conversion Regulations and the securities or Blue Sky laws of the jurisdictions in which the Shares are to be offered and sold.

                  (n)      [Intentionally Omitted]

                  (o) The Company and the Bank (or its agents) shall advise the Manager, if necessary, as to the allocation of the Shares in the event of an oversubscription. The Company and the Bank shall indemnify and hold harmless the Manager for any liability arising out of the allocation of the Shares in the event of an oversubscription.

                  (p) The Company and the Bank will take such actions and furnish such information as are reasonably requested by the Manager in order for the Manager to ensure compliance with the NASD's "Interpretation Relating to Free-Riding and Withholding."

                  (q) The Bank will not amend the Plan in any material respect prior to the Closing Date without the consent of the Manager, which consent will not be unreasonably withheld.

                  (r) The Company will use its best efforts to qualify the Shares for quotation on the National Association of Securities Dealers Automated Quotation ("NASDAQ") Small Cap Market effective on or prior to the Closing Date, and will use its best efforts to maintain such qualification for a minimum of three years following the Closing Date.

                  (s) The Company shall pay any stock issue and transfer taxes that may be payable with respect to the sale of the Shares.

         6. Payment of Expenses. The Company and the Bank will promptly pay (directly or by reimbursement) all expenses incident to the conversion and the performance of their obligations under this Agreement, including but not limited to all expenses and any taxes incident to delivery of the Shares to purchasers in the Offerings; the expenses of the Manager as set forth in Section 4; the expenses and fees of the Bank's and the Company's counsel and independent accountants; the expenses incurred in connection with the printing or reproduction of copies of the Prospectus and the Conversion Application, including any amendments thereto, the proxy soliciting materials, the Plan, any other offering materials and any amendment or supplement thereto; the expenses incurred in connection with the distribution and mailing of proxy soliciting and offering materials; all reasonable filing fees (including, but not limited to, the filing fees of the FDIC and the NASD and any fees required under applicable state securities or Blue Sky laws); the cost of preparing a "Blue Sky" memorandum; the cost of preparing stock certificates;

Hopper Soliday & Co., Inc.
February __, 1999
Page 18


the costs and fees of any registrar or transfer agent; the cost and expense of any temporary staff hired by the Manager at the written request of the Company or the Bank; and all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this paragraph.

         7. Conditions of the Manager's Obligations. The obligations of the Manager as provided herein shall be subject to the accuracy of the representations and warranties contained in Sections 2 and 3 hereof as of the date hereof and as of the Closing Date, to the accuracy of the statements of officers and directors of the Company and the Bank made pursuant to the provisions hereof, to the performance by the Company and the Bank of their obligations hereunder and to the following conditions:

                  (a) At the Closing Date, the Company and the Bank will have completed the conditions precedent to, and shall have conducted the Conversion in all material respects in accordance with the Plan, the Conversion Regulations and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion imposed upon them by the Department and the FDIC.

                  (b) The Registration Statement and Prospectus, as the case may be, shall have been declared effective by the Department, the FDIC and the SEC, the Merger Application approved by the Department, and the Conversion Application approved by the FDIC not later than 5:30 p.m. on the date of this Agreement, or with the Manager's consent at a later time and date; and at the Closing Date to the knowledge of the Company and the Bank, no stop order suspending the effectiveness of the Registration Statement or the Prospectus shall have been issued or proceedings therefore initiated or threatened by the SEC, the FDIC, or any state authority and no order or other action suspending the authorization of the Prospectus or the consummation of the Conversion shall have been issued or proceedings therefore initiated or threatened by the SEC, the FDIC, the Federal Reserve Board, or any other federal or state authority.

                  (c) At the Closing Date, the Manager shall receive the opinion of Malizia, Spidi, Sloane & Fisch, P.C., special counsel for the Company dated the Closing Date, addressed to the Manager, in form and substance satisfactory to counsel for the Manager and to the effect that:

                           (i)  the  Company has  been duly incorporated and  is
validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, with full corporate power and authority to own its properties and conduct its business as described in the Prospectus;

                           (ii)  the  Company  has  been  duly  qualified  to do
business and, is in good standing as a foreign corporation in each jurisdiction where the ownership or leasing of its properties, or the conduct of its business, of which such counsel has knowledge, requires such qualification;

                           (iii) FSSB has been duly organized as a stock savings
bank and is validly

Hopper Soliday & Co., Inc.
February __, 1999
Page 19


existing and in good standing under the laws of the Commonwealth of Pennsylvania with full power and authority to own its property and conduct its business described in the Prospectus;

                           (iv) all of the  issued  shares of  capital  stock of
FSSB have been duly and
validly authorized and issued, are fully paid and non-assessable, and are owned directly by the Company, free and clear of all liens and encumbrances, equities and other claims. There are no outstanding rights, warrants or options to acquire or instruments convertible into, or exchangeable for, any shares of capital stock or other equity interests for FSSB;

                           (v) FSSB is a member of the Federal Home Loan Bank of
Pittsburgh and
the deposit accounts of FSSB are insured by the BIF up to the applicable limits, and no proceedings for the termination or revocation of such insurance are pending or, to such counsel's knowledge, threatened;

                           (vi) FSSB has full power and authority to conduct its
operations at its
offices as described in the Prospectus and has received all necessary approvals to maintain offices at the locations set forth in the Prospectus, except those approvals which the failure to obtain would not result in a material adverse effect on the financial condition or results of operation of FSSB;

                           (vii) the Plan complies with, and to the knowledge of
such counsel, the
merger of the Bank with and into FSSB complies with, the Conversion Regulations; to the knowledge of such counsel, all of the terms, conditions, requirements and provisions applicable to the Company or FSSB, with respect to the Plan and the Conversion imposed by the Department or the FDIC, except with respect to filing or submission of certain post-Conversion reports or other materials, have been complied with by the Company and FSSB. The Plan has been duly adopted by all required action of the respective Directors and shareholders of the Company and FSSB;

                           (viii)  upon  consummation  of  the  Conversion,  the
Company will have
authorized and outstanding Common Stock as set forth in the Prospectus (adjusted to give effect to the issuance of the shares); the description of such Common Stock in the Prospectus is accurate in all material respects; to the knowledge of such counsel, and except as disclosed in the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of any capital stock of the Company or any security convertible or exchangeable into such capital stock;

                           (ix) the  issuance  and sale of the Shares  have been
duly and validly
authorized by all necessary corporate action on the part of the Company; the Shares, when issued in accordance with the terms of the Plan and this Agreement, will be validly issued, fully paid, nonassessable and free of preemptive rights;

                           (x)  the certificates for the Shares are in  due  and
proper form and comply in all material respects with applicable requirements of law;

                           (xi) no further approval,  authorization,  consent or
other order of any

Hopper Soliday & Co., Inc.
February __, 1999
Page 20


public board or body is required in connection with the execution and delivery of this Agreement by the Company, the issuance of the Shares and consummation of the Conversion except for the following approvals, all of which have been obtained (subject to the filing or submission of certain required post-Conversion reports or other materials by the Company or the Bank): (i) the approval of the Merger Application by the Department and the approval of the Conversion Application by the FDIC, (ii) the declaration of effectiveness of the Registration Statement and any required post-effective amendment to the Registration Statement by the SEC; (iii) approval of the use of the Prospectus by the Department and the FDIC, (iv) the issuance to the Bank of the Stock Charter by the Department, and (v) as may be required under the securities laws of various jurisdictions;

                           (xii)  the  Company  may  offer,  issue  and sell the
Shares in the Subscription
Offering and, if necessary, in the Community Offering without registration of the Company or its directors, officers or employees as brokers, dealers, salesmen or investment advisers under the Exchange Act or the Investment Advisers Act of 1940 or the applicable states securities and investment advisers laws or has registered in those states where registration is required and offers of Shares made;

                           (xiii) the execution  and delivery of this  Agreement
and the consummation
of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company; and this Agreement is a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as may be limited (A) by bankruptcy, insolvency, reorganization, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of financial institutions the accounts of which are insured by the FDIC, and (B) by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent that the provisions of Sections 8 and 9 hereof may be unenforceable as against public policy, as to which no opinion need be rendered;

                           (xiv)  the statements  in  the  Prospectus  under the
captions "REGULATION," "CAPITALIZATION," "THE MERGER CONVERSION," and "DESCRIPTION OF CAPITAL STOCK," insofar as they are, or refer to, statements of law or legal conclusions, have been prepared or reviewed by such counsel and are accurate in all material respects;

                           (xv)  the  descriptions  of  certain   provisions  of
contracts, agreements or other documents (assuming for purposes of rendering this opinion the validity and enforceability thereof) to which the Company is a party which are described in the Prospectus, insofar as they purport to summarize such provisions of such contracts, agreements or other documents, have been reviewed by such counsel and constitute in all material respects accurate and fair summaries of such provisions purported to be summarized for purposes of the Prospectus;

                           (xvi)  the Registration Statement and the Prospectus,
as the case may be, and any post-effective amendments thereto have been duly authorized for final use by the SEC, the Department and the FDIC; and no order has been issued by or proceedings pending by or before the SEC, the Department or the FDIC seeking to revoke or rescind the orders declaring

Hopper Soliday & Co., Inc.
February __, 1999
Page 21


the Registration Statement or Prospectus effective or authorizing or approving the Conversion Application or, to the knowledge of such counsel, are any such proceedings contemplated or threatened; and, to such counsel's knowledge and information, no Person has sought to obtain regulatory or judicial review of the final action of the Department approving the Merger Application or the FDIC approving the Conversion Application;

                           (xvii) the execution  and delivery of this  Agreement
and the consummation
of the transactions contemplated hereby do not conflict with nor result in a breach of the respective articles of incorporation, certificate of incorporation, charter or bylaws of the Company and FSSB;

                           (xviii)  the  Prospectus  (in each case as amended or
supplemented, if so
amended or supplemented) complies as to form in all material respects to the requirements of the Conversion Regulations, the 1933 Act and applicable SEC regulations, and applicable state securities laws, as the case may be (except as to information with respect to, or supplied by the Manager, and as to financial statements, notes to financial statements, financial tables and other financial and statistical data, including the appraisal, included therein as to which no opinion need be expressed); to such counsel's knowledge, the description in the Prospectus (as amended or supplemented, if so amended or supplemented) of each document and exhibit described therein is accurate in all material respects;

         In giving such opinion, such counsel may rely as to all matters of fact on certificates of officers and directors of the Company and the Bank delivered pursuant hereto and certificates of public officials, provided that copies of any such opinions or certificates are delivered to the Manager together with such opinion. Such opinion may be governed by, and interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law
(1991), and, as a consequence, references in such opinion to such counsel's "knowledge" may be limited to "actual knowledge" as defined in the Accord (or knowledge based on certificates). Such opinion may be limited to present statutes, regulations and judicial interpretations and to facts as they presently exist; in rendering such opinion, such counsel need assume no obligation to revise or supplement it should the present laws be changed by legislative or regulatory action, judicial decision or otherwise; and such counsel need express no view, opinion or belief with respect to whether any proposed or pending legislation, if enacted, or any regulations or any policy statements issued by any regulatory agency, whether or not promulgated pursuant to any such legislation, would affect the validity of the execution and delivery by the Company of this Agreement or the issuance of the Shares.

                  (d) At the Closing Date, the Manager shall receive the letter of Malizia, Spidi, Sloane & Fisch, P.C., special counsel for the Company, dated the Closing Date, addressed to the Manager, in form and substance reasonably acceptable to the Manager, to the effect that, based on such counsel's participation in conferences with representatives of the Company and the Bank, their counsel, and discussions with the independent public accountants for the Company and the Bank; review of documents and understanding of applicable law (including the requirements of the Conversion Regulations) and the experience such counsel has gained in its practice, and while such counsel undertakes no responsibility for the accuracy or completeness of the information set forth therein, nothing has come to such counsel's attention that would lead

Hopper Soliday & Co., Inc.
February __, 1999
Page 22


it to believe that the Prospectus, as amended (except as to information in respect of the Manager contained therein, and except as to the financial statements, notes to financial statements, financial tables and other financial and statistical data contained therein, as to which such counsel need express no comment), at the time it or any amendment thereto became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made not misleading. (In making this statement, such counsel may state that it has not undertaken to verify independently the information in the Prospectus and therefore does not assume any responsibility for the accuracy or completeness thereof.)

         Such counsel may further state, if true, that in the period of time from the effective date of the Prospectus to the date of its letter, such counsel did not meet with representatives of the Company or the Bank, or representatives of their accountants, in any conferences at which the contents of the Prospectus were discussed, nor did such counsel otherwise undertake any procedures (other than the review of documents delivered to the Manager on the Closing Date pursuant to this Agreement) which were intended or likely to elicit information concerning the accuracy, completeness or fairness of the statements made in the Prospectus. Nevertheless, in the course of such counsel's representation of the Company in connection with this Agreement, no information has come to its attention since such effective date which causes such counsel to believe as of the date of its opinion that the Prospectus (except as to information in respect of the Manager contained therein, and except as to the financial statements, notes to financial statements, financial tables and other financial and statistical data, including the appraisal, included therein, as to which such counsel need express no comment) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         In rendering such letter, such counsel may rely as to matters of fact on certificates of officers, directors and agents of the Company and the Bank and certificates of public officials delivered pursuant hereto. Such counsel may assume that any agreement is the valid and binding obligation of any parties to such agreement other than the Company or FSSB. Such letter may be governed by, and interpreted in accordance with, the Accord, and, as a consequence, references in such letter to such counsel's "knowledge" may be limited to "actual knowledge" as defined in the Accord (or knowledge based on certificates). Such letter may be limited to present statutes, regulations and judicial interpretations and to facts as they presently exist; in rendering such letter, such counsel need assume no obligation to revise or supplement it should the present laws be changed by legislative or regulatory action, judicial decision or otherwise; and such counsel need express no view, opinion or belief with respect to whether any proposed or pending legislation, if enacted, or any regulations or any policy statements issued by any regulatory agency, whether or not promulgated pursuant to any such legislation, would affect the validity of the execution and delivery by the Company of this Agreement or the issuance of the Shares.

                  (e) At the Closing Date, the Manager shall receive the favorable opinion of ________________________, special counsel for the Bank, dated the Closing Date, addressed to the Manager, in form and substance reasonably satisfactory to counsel for the Manager and

Hopper Soliday & Co., Inc.
February __, 1999
Page 23


to the effect that:

(i) the Bank is duly organized as a mutual savings bank and is validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, with full power and authority to own its properties and conduct its business as described in the Prospectus;

                           (ii) the Bank has been duly  qualified to do business
         and to such counsel's knowledge, is in good standing as a foreign corporation in each jurisdiction where the ownership or leasing of its properties, or the conduct of its business, requires such qualification.

                           (iii) the Bank has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business and to maintain offices at the locations set forth in the Prospectus, except where the failure to hold such licenses, permits or other governmental authorizations would not have a material adverse effect on the Bank;

                           (iv) there are no material legal or governmental proceedings or investigations pending or, to the knowledge of such counsel, threatened against or involving the assets of the Bank which are required to be described in the Prospectus that are not so described;

                           (v) to the knowledge of such counsel, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not constitute a breach of or default (nor give rise to any right of termination, cancellation or acceleration) under or result in the creation or imposition of any lien, charge or other encumbrance upon any of the properties or assets of the Bank pursuant to any of the terms, provisions or conditions of any material agreement, contract, indenture, bond, debenture, note, instrument or obligation to which the Bank is a party or by which it or its assets or properties may be bound or is subject, or any governmental license or permit, or violate any law, administrative regulation or order, or court order, writ, injunction or decree (subject to the satisfaction of certain conditions imposed by the Department or the FDIC in connection with its approval of the Conversion Application), which violation, default or encumbrance would have a material adverse effect on the financial condition of the Bank;

                           (vi) to the knowledge of such counsel, there has been no breach by the Bank of the Bank's articles of incorporation, certificate of incorporation, charter or bylaws or breach or default (or the occurrence of any event which, with the lapse of time or notice, or both, would result in a breach or default) under any material agreement, contract, indenture, bond, debenture, note, instrument or obligation to which the Bank is a party or by which any of its assets or properties may be bound, or any governmental license or permit, or a violation of law, administrative regulation or order, or court order, writ, injunction or decree, which breach, default or violation, would have a material adverse effect on the condition (financial or otherwise), operations, business, assets or properties of the Bank;

Hopper Soliday & Co., Inc.
February __, 1999
Page 24



                           (vii) to the knowledge of such counsel, the Bank has no subsidiaries;

                           (viii) the Plan complies with, and to the knowledge of such counsel, the Conversion of the Bank from a Pennsylvania chartered mutual savings bank to a Pennsylvania stock savings bank and the merger of the Bank with and into FSSB complies with, the Conversion Regulations; to the knowledge of such counsel, all of the terms, conditions, requirements and provisions applicable to either the Company or the Bank, with respect to the Plan and the Conversion imposed by the Department or the FDIC, except with respect to filing or submission of certain post-Conversion reports or other materials, have been complied with by the Bank. The Plan has been duly adopted by the required vote of the Trustees of the Bank and voting depositors of the Bank;

                           (ix) the Bank is a member of the Federal Home Loan Bank of Pittsburgh and the deposit accounts of the Bank are insured by the SAIF up to the applicable limits, and no proceedings for the termination or revocation of such insurance are pending or to such counsel's knowledge threatened;

                           (x) no further  approval,  authorization,  consent or
         other order of any public board or body is required in connection with the execution and delivery of this Agreement and consummation of the Conversion except for the following approvals, all of which have been obtained (subject to the filing or submission of certain required post-Conversion reports or other materials by the Company or the Bank):
         (i) the approval of the Merger  Application  by the  Department and the
         approval  of  the  Conversion   Application  by  the  FDIC,   (ii)  the
         declaration of effectiveness of the Registration Statement and the Prospectus and any required post-effective amendment to the Registration Statement and the Prospectus by the SEC, the Department and the FDIC, and (iii) the issuance to the Bank of the Stock Charter by the Department;

                           (xi) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Bank; and this Agreement is a legal, valid and binding obligation of the Bank, enforceable in accordance with its terms, except as may be limited (A) by bankruptcy, insolvency, reorganization, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of financial institutions the accounts of which are insured by the FDIC, and (B) by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law;

                           (xii) the statements in the Prospectus under the caption "THE MERGER CONVERSION," insofar as they are, or refer to, statements of law or legal conclusions, have been prepared or reviewed by such counsel and are correct and complete in all material respects;

                           (xiii) to the best of such counsel's knowledge, there are no material contracts, indentures, mortgages, loan agreements, notes, leases, or other material instruments to which the Bank is a party and which are required to be described or

Hopper Soliday & Co., Inc.
February __, 1999
Page 25


         referred to in the Prospectus or to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto; the descriptions of certain provisions of contracts, agreements or other documents (assuming for purposes of rendering this opinion the validity and enforceability thereof) to which the Bank is a party which are described in the Prospectus, insofar as they purport to summarize such provisions of such contracts, agreements or other documents, have been reviewed by such counsel and constitute in all material respects accurate and fair summaries of such provisions purported to be summarized for purposes of the Prospectus.

                           (xiv) the Merger Application has been approved by the Department and the Conversion Application has been approved by the FDIC and the Prospectus and any post-effective amendments thereto have been duly authorized for final use by the SEC, the Department and the FDIC; the Stock Charter has been declared effective by the Department; and no order has been issued by or proceedings pending by or before the SEC, the Department or the FDIC seeking to revoke or rescind the orders declaring the Registration Statement or Prospectus effective or authorizing or approving the Merger Application or the Conversion Application or, to the knowledge of such counsel, are any such proceedings contemplated or threatened; and, to such counsel's knowledge and information, no Person has sought to obtain regulatory or judicial review of the final action of the Department or the FDIC approving the Merger Application and the Conversion Application;

                           (xv) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not conflict with nor result in a breach of the articles of incorporation, certificate of incorporation, charter or bylaws of the Bank;

                           (xvi) the Conversion Application and the Prospectus (in each case as amended or supplemented, if so amended or supplemented) comply as to form in all material respects to the requirements of the Conversion Regulations, the 1933 Act and related SEC regulations, and applicable state securities laws, as the case may be (except as to information with respect to, the Manager contained therein, and except as to financial statements, notes to financial statements, financial tables and other financial and statistical data, including the appraisal, included therein, as to which no opinion need be expressed); to such counsel's knowledge, all exhibits required to be filed with the Conversion Application and the Prospectus (in each case as amended or supplemented, if so amended or supplemented) have been so filed and the description in the Conversion Application and the Offering Circular of such documents and exhibits is accurate in all material respects;

         In rendering such opinion, such counsel may rely as to matters of fact on certificates of officers and directors of the Company and the Bank and certificates of public officials delivered pursuant hereto. Such counsel may assume that any agreement is the valid and binding obligation of any parties to such agreement other than the Bank. Such opinion may be governed by, and interpreted in accordance with, the Accord, and, as a consequence, references in such opinion to such counsel's "knowledge" may be limited to "actual knowledge" as defined in the Accord (or knowledge based on certificates). Such opinion may be limited to present statutes,

Hopper Soliday & Co., Inc.
February __, 1999
Page 26


regulations and judicial interpretations and to facts as they presently exist; in rendering such opinion, such counsel need assume no obligation to revise or supplement it should the present laws be changed by legislative or regulatory action, judicial decision or otherwise; and such counsel need express no view, opinion or belief with respect to whether any proposed or pending legislation, if enacted, or any regulations or any policy statements issued by any regulatory agency, whether or not promulgated pursuant to any such legislation, would affect the validity of the execution and delivery by the Bank of this Agreement.

                  (f) At the Closing Date, the Manager shall receive the letter of ____________________, special counsel for the Bank, dated the Closing Date, addressed to the Manager, in form and substance reasonably acceptable to the
Manager, to the effect that, based on such counsel's participation in conferences with representatives of the Company and the Bank, their counsel, the independent appraiser, and the independent public accountants for the Company and the Bank, review of documents and understanding of applicable law (including the requirements of the Conversion Regulations) and the experience such counsel has gained in its practice, and while such counsel undertakes no responsibility for the accuracy or completeness of the information set forth therein, nothing has come to such counsel's attention that would lead it to believe that the Prospectus, as amended (except as to information in respect of the Manager contained therein, and except as to the financial statements, notes to financial statements, financial tables and other financial and statistical data, including the appraisal, contained therein, as to which such counsel need express no comment), at the time it or any amendment thereto became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made not misleading. (In making this statement, such counsel may state that it has not undertaken to verify independently the information in the Prospectus and therefore does not assume any responsibility for the accuracy or completeness thereof.)

         Such counsel may further state, if true, that in the period of time from the effective date of the Prospectus to the date of its letter, such counsel did not meet with representatives of the Company or the Bank, or representatives of their accountants, in any conferences at which the contents of the Prospectus were discussed, nor did such counsel otherwise undertake any procedures (other than the review of documents delivered to the Manager on the Closing Date pursuant to this Agreement) which were intended or likely to elicit information concerning the accuracy, completeness or fairness of the statements made in the Prospectus. Nevertheless, in the course of such counsel's representation of the Bank in connection with this Agreement, no information has come to its attention since such effective date which causes such counsel to believe as of the date of its opinion that the Prospectus (excluding the financial statements, financial tables and other financial and statistical data, including the appraisal, contained therein, as to which such counsel need express no comment) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         In rendering such letter, such counsel may rely as to all matters of fact on certificates of officers and directors of the Company or the Bank and certificates of public officials delivered

Hopper Soliday & Co., Inc.
February __, 1999
Page 27


pursuant hereto. Such counsel may assume based upon a certificate of officers of the Company and the Bank that any agreement is the valid and binding obligation of any parties to such agreement other than the Bank. Such letter may be governed by, and interpreted in accordance with, the Accord and, as a consequence, references in such letter to such counsel's "knowledge" shall mean "actual knowledge" as defined in the Accord (or knowledge based upon certificates). In addition, such letter may be limited to present statutes, regulations and judicial interpretations and to facts as they presently exist; in rendering such letter, such counsel need assume no obligation to revise or supplement them should the present laws be changed by legislative or regulatory action, judicial decision or otherwise; and such counsel need express no view, opinion or belief with respect to whether any proposed or pending legislation, if enacted, or any regulations or any policy statements issued by any regulatory agency, whether or not promulgated pursuant to any such legislation, would affect the validity of the execution and delivery by the Bank of this Agreement.

                  (g) Counsel for the Manager shall have been furnished such documents as they reasonably may require for the purpose of enabling them to review or pass upon the matters required by the Manager, and for the purpose of evidencing the accuracy, completeness or satisfaction of any of the representations, warranties or conditions herein contained, including, but not limited to, resolutions of the Board of Directors of the Company and the Board of Trustees of Bank regarding the authorization of this Agreement and the transactions contemplated hereby.

                  (h) Prior to and at the Closing Date, in the reasonable opinion of the Manager, (i) there shall have been no material adverse change in the condition or affairs, financial or otherwise, of the Company or the Bank from that as of the latest date as of which such condition is set forth in the Prospectus except as referred to therein; (ii) there shall have been no material transaction entered into by the Company or the Bank from the latest date as of which the financial condition of the Company or the Bank is set forth in the Prospectus other than transactions referred to or contemplated therein, transactions in the ordinary course of business, and transactions which are not material to the Company and the Bank, taken as a whole; (iii) neither the Company nor the Bank shall have received from the Department or the FDIC any direction (oral or written) to make any material change in the method of conducting their respective businesses with which they have not complied or any direction (oral or written) which materially and adversely would affect the business, operations, financial condition or income of the Company and the Bank, taken as a whole (which direction, if any, shall have been disclosed to Manager); (iv) no action, suit or proceeding, at law or in equity or before or by any federal or state commission, board or other administrative agency, shall be pending or to the knowledge of the Company or the Bank, threatened against the Company or the Bank or affecting any of their respective assets wherein an unfavorable decision, ruling or finding materially and adversely would affect the business, operations, financial condition or income of the Company and the Bank, taken as a whole; (v) neither the Company nor the Bank shall have been in default (nor shall an event have occurred which, with notice or lapse of time or both, would constitute a default) under any provision of any agreement or instrument relating to any outstanding indebtedness, which default would have a material adverse effect on the Company and the Bank taken as a whole; and (vi) the Shares shall have been qualified or registered for offering and sale by the Company, where not exempt from such registration or qualification, under the securities

Hopper Soliday & Co., Inc.
February __, 1999
Page 28


or Blue Sky laws of such jurisdictions as the Manager and the Company shall have agreed upon.

                  (i) At the Closing Date, the Manager shall receive a certificate of the President and the principal accounting officer of each of the Company and the Bank, dated the Closing Date, to the effect that: (i) they have examined the Prospectus and in their opinion, at the time the Prospectus became authorized for final use, the Prospectus did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading with respect to the Company and the Bank; (ii) since the date the Prospectus became authorized for final use, no event has occurred which should have been set forth in an amendment or supplement to the Prospectus which has not been so set forth, including specifically, but without limitation, any material adverse change in the business, financial condition, income or affairs of the Company or the Bank, and the conditions set forth in clauses (a) and (b) of this Section 7 have been satisfied; (iii) to their knowledge, no order has been issued by any federal or state authority or the FDIC to suspend the Offerings or the effectiveness of the Registration Statement or Prospectus, and no action for such purposes has been instituted or threatened by any federal or state authority or the FDIC; (iv) as of the Closing Date, except as contemplated in the Prospectus, there has not been any increase in the long-term debt of the Company or the Bank; (v) to the knowledge of such officers, no person has sought to obtain review of the final action of the Department or the FDIC approving the Plan; and, (vi) all of the representations and warranties contained in Sections 2 and 3 of this Agreement are true and correct, with the same force and effect as though expressly made on the Closing Date.

                  (j) At the Closing Date (or as soon thereafter as available), the Manager shall receive, among other documents, (i) a copy of the letters from the Department and the FDIC authorizing the use of the Prospectus, (ii) a copy of a letter from the Department evidencing the good standing of the Bank; (iii) a copy of the letter from the Department evidencing the good standing of FSSB;
(iv) a copy of a certificate from the Pennsylvania Department of State evidencing the good standing of the Company; (v) a copy of the Company's articles of incorporation, certified by the appropriate Pennsylvania governmental authority; (vi) a copy of the letters from the Department approving the Bank's Stock Charter; and (vii) a copy of the letters from the Department and the FDIC approving the Plan.

                  (k) The Manager shall have received a letter or letters at the Closing Date, as the case may be, each dated the date of its delivery, from Feldman Financial Advisors, Inc. confirming the results of its appraisal, that the appraisal conforms to the requirements of the Department and the FDIC and that it is independent with respect to the Company, the Bank, and the Manager within the requirements of the Department and the FDIC.

                  (l) Concurrently with the execution of this Agreement, the Manager shall receive a letter from Deloitte & Touche, LLP dated the date hereof and addressed to the Manager: (i) confirming that Deloitte & Touche, LLP is a firm of independent public accountants within the meaning of the Act and no information concerning its relationship with or interests in the Company and the Bank is required to be stated in the Prospectus, and stating in effect that in Deloitte & Touche's opinion the consolidated financial statements of the Company for the years ended June 30, 1998, 1997 and 1996, as are included in the Prospectus

Hopper Soliday & Co., Inc.
February __, 1999
Page 29


and covered by its opinion included therein, comply as to form in all material respects with the applicable accounting requirements of the Conversion Regulations and the related published rules and regulations of the Department and the FDIC and generally accepted accounting principles; (ii) stating in effect that, on the basis of certain agreed upon procedures (but not an audit examination in accordance with generally accepted auditing standards) consisting of a reading of the latest available unaudited interim consolidated financial statements of the Company prepared by the Company, a reading of the minutes of the meetings of the Board of Directors of the Company and consultations with officers of the Company responsible for financial and accounting matters, nothing came to their attention which caused them to believe that: (A) such unaudited financial statements, including Recent Developments, if any, are not in conformity with generally accepted accounting principles applied on a basis consistent with that of the audited financial statements included in the Prospectus; or (B) during the period from the date of the latest unaudited consolidated financial statements included in the Prospectus to a specified date not more than five (5) business days prior to the date hereof, there was any material increase in borrowings of (defined as advances from the Federal Reserve Bank of Philadelphia or the Federal Home Loan Bank of Pittsburgh, securities sold under agreements to repurchase and any other form of debt other than deposits) the Company (increases in borrowings will not be deemed material if such increase in total borrowings outstanding does not exceed $250,000); or (C) there was any decrease in consolidated retained earnings of the Company at the date of such letter as compared with amounts shown in the latest unaudited consolidated statement of condition included in the Prospectus or there was any decrease in consolidated net income or net interest income of the Company for the number of full months commencing immediately after the period covered by the latest unaudited consolidated income statement included in the Prospectus and ended on the latest month end prior to the date of the Prospectus or the date of such letter as compared to the corresponding period in the preceding year; and
(iii) stating that, in addition to the audit examination referred to in their opinions included in the Prospectus and the performance of the procedures referred to in clause (ii) of this subsection (l), they have compared with (A) the consolidated financial statements of the Company or (B) analyses and other data prepared by the Company from the general accounting records of the Company, which are subject to the internal controls of the Company, to the extent specified in such letter, such amounts and/or percentages set forth in the Prospectus as the Manager may reasonably request; and they have found such amounts and percentages to be in agreement therewith (subject to rounding).

                  (m) At the Closing Date, the Manager shall receive a letter in form and in substance satisfactory to counsel for the Manager from Deloitte & Touche, independent certified public accountants, dated the Closing Date and addressed to the Manager, confirming the statements made by them in the letter delivered by them pursuant to the preceding subsection as of a specified date no more than three (3) business days prior to the Closing Date.

                  (n) Concurrently with the execution of this Agreement, the Manager shall receive a letter from Joseph N. Spaniel, CPA dated the date hereof and addressed to the Manager: (i) confirming that Joseph N. Spaniel, CPA is a firm of independent public accountants within the meaning of the Act and no information concerning its relationship with or interests in the Company and the Bank is required to be stated in the Prospectus, and stating in effect that in Joseph N. Spaniel's opinion the consolidated financial statements of the Bank

Hopper Soliday & Co., Inc.
February __, 1999
Page 30


for the years ended June 30, 1998, 1997 and 1996, comply as to form in all material respects with the applicable accounting requirements of the Conversion Regulations and the related published rules and regulations of the Department and the FDIC and generally accepted accounting principles; (ii) stating in effect that, on the basis of certain agreed upon procedures (but not an audit examination in accordance with generally accepted auditing standards) consisting of a reading of the latest available unaudited interim consolidated financial statements of the Bank prepared by the Bank, a reading of the minutes of the meetings of the Board of Directors of the Bank and consultations with officers of the Bank responsible for financial and accounting matters, nothing came to their attention which caused them to believe that: (A) such unaudited financial statements, including Recent Developments, if any, are not in conformity with generally accepted accounting principles applied on a basis consistent with that of the audited financial statements referenced above; or (B) during the period from the date of the latest unaudited consolidated financial statements for the fiscal quarter ended immediately prior to the date hereof, to a specified date not more than five (5) business days prior to the date hereof, there was any material increase in borrowings of (defined as advances from the Federal Reserve Bank of Philadelphia or the Federal Home Loan Bank of Pittsburgh, securities sold under agreements to repurchase and any other form of debt other than deposits) the Bank (increases in borrowings will not be deemed material if such increase in total borrowings outstanding does not exceed $250,000); or (C) there was any decrease in consolidated retained earnings of the Bank at the date of such letter as compared with amounts shown in such latest unaudited consolidated or there was any decrease in consolidated net income or net interest income of the Bank for the number of full months commencing immediately after the period covered by such latest unaudited consolidated income statement and ended on the latest month end prior to the date of the Prospectus or the date of such letter as compared to the corresponding period in the preceding year; and (iii) stating that, in addition to the audit examination referred to in their opinions included in such audited financial statement and the performance of the procedures referred to in clause (ii) of this subsection (n), they have compared with (A) the consolidated financial statements of the Bank or (B) analyses and other data prepared by the Bank from the general accounting records of the Bank, which are subject to the internal controls of the Bank, to the extent specified in such letter, such amounts and/or percentages set forth in the Prospectus as the Manager may reasonably request; and they have found such amounts and percentages to be in agreement therewith (subject to rounding).

                  (o) At the Closing Date, the Manager shall receive a letter in form and in substance satisfactory to counsel for the Manager from Joseph N. Spaniel, CPA, independent certified public accountants, dated the Closing Date and addressed to the Manager, confirming the statements made by them in the letter delivered by them pursuant to the preceding subsection as of a specified date no more than three (3) business days prior to the Closing Date.

                  (p) The Company and the Bank shall not have sustained since the date of the latest financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and since the respective dates as of which information is given in the Prospectus, there shall not have been any change in the consolidated long-term debt of the Company or Bank, or any change, or any development involving a prospective change, in or

Hopper Soliday & Co., Inc.
February __, 1999
Page 31


affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company or the Bank, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described above, is in the Manager's reasonable judgment sufficiently material and adverse as to make it impracticable or inadvisable to proceed with the Offerings or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

                  (q) The Manager shall have received a certified copy of the Bank's stock charter to the extent one is issued by the Department.

         All such opinions, certificates, letters and documents shall be deemed to be in compliance with the provisions hereof only if they are, in the reasonable opinion of the Manager and its counsel, satisfactory to the Manager and its counsel. Any certificates signed by an officer or director of the Company or the Bank and delivered to the Manager or to counsel for the Manager shall be deemed a representation and warranty by the Company and the Bank to the Manager as to the statements made therein. If any condition to the Manager's obligations hereunder to be fulfilled prior to or at the Closing Date is not so fulfilled, the Manager may terminate this Agreement or, if the Manager so elects, may waive any such fulfillment. If the Manager terminates this Agreement as aforesaid, the Company or the Bank shall pay the financial advisory fee (previously paid) as a termination fee and reimburse the Manager for its accountable expenses as provided in Section 4 hereof.

         8. Indemnification. (a) The Company agrees to indemnify and hold harmless the Manager, its officers, directors and employees and each person, if any, who controls the Manager within the meaning of Section 15 of the Securities Act of 1933, as amended (the "Act") or Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever and shall further promptly reimburse such persons for any legal or other expenses reasonably incurred by each or any of them in investigating, preparing to defend or defending against any such action, proceeding or claim (whether commenced or threatened) arising out of any misrepresentation by the Company or the Bank in this Agreement or any breach of warranty by the Company or the Bank with respect to this Agreement or arising from any theory of liability whatsoever relating to the Prospectus or Conversion Application or Blue Sky Applications or any aspect of the Conversion or arising out of or based upon any untrue or alleged untrue statement of a material fact or the omission or alleged omission of a material fact required to be stated or necessary to make not misleading any statements contained in (i) any other document, advertisement, oral statement, or communication ("Sales Information") prepared, made or executed by or on behalf of the Company or the Bank with its consent or based upon written or oral information furnished by the Company or the Bank, whether or not filed in any jurisdiction in order to qualify or register the Shares under the securities laws thereof; (ii) the Prospectus, (iii) any application (including the Conversion Application and Blue Sky Applications) or other document or communication (in this Section 8 collectively called "Application") prepared or executed by or on behalf of the Company or the Bank or based upon written information furnished by or on behalf of the Company or the Bank with its consent, whether or not filed in any jurisdiction, to effect the Conversion or qualify the Shares under the securities laws thereof or filed with the FDIC or the Department unless such statement or omission was made in reliance upon and in conformity with written information furnished to the

Hopper Soliday & Co., Inc.
February __, 1999
Page 32


Company or the Bank with respect to the Manager by or on behalf of the Manager expressly for use under the caption "THE MERGER AGREEMENT - Community Offering" and "THE MERGER AGREEMENT - Marketing Arrangements" in the Prospectus or any amendment or supplement thereof or in any Application, or (iv) any unwritten statement made to a purchaser of the Shares by any director or officer or any person employed by or associated with the Company or the Bank other than the Manager, its officers, directors or employees. This indemnity shall be in addition to any liability the Company or the Bank may have to the Manager otherwise.

                  (b) The Manager agrees to indemnify and hold harmless the Company and the Bank, their officers and directors and each person, if any, who controls the Company and the Bank within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Bank to the Manager, but only with respect to statements or omissions, if any, made in the Prospectus or any amendment or supplement thereof or in any Application in reliance upon, and in conformity with, written information furnished to the Company or the Bank with respect to the Manager by or on behalf of the Manager expressly for use under the caption "THE MERGER AGREEMENT Community Offering" and "THE MERGER AGREEMENT - Marketing Arrangements" in the Prospectus or in any Application.

                  (c) Promptly after receipt by an indemnified  party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8. In case any such action is brought against any indemnified party, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than the reasonable cost of investigation except as otherwise provided herein. In the event the indemnifying party elects to assume the defense of any such action and retain counsel acceptable to the indemnified party, the indemnified party may retain additional counsel but shall bear the fees and expenses of such counsel unless (i) the indemnifying party shall have specifically authorized the indemnified party to retain such counsel or (ii) the parties to such suit include such indemnifying party and the indemnified party, and such indemnified party shall have been advised by counsel that one or more material legal defenses may be available to the indemnified party that may not be available to the indemnifying party, in which case the indemnifying party shall not be entitled to assume the defense of such suit notwithstanding the indemnifying party's obligation to bear the fees and expenses of such counsel.

                  (d) Neither the indemnified party nor the indemnifying party may agree to any settlement of any action, proceeding, or claim without the written consent of the other, which consent shall be unreasonably withheld or delayed.

Hopper Soliday & Co., Inc.
February __, 1999
Page 33



         9. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in
Section 8 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Company, the Bank or the Manager, the Company, the Bank and the Manager shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding, but after deducting any contribution received by the Company or the Bank or the Manager from persons other than the other party thereto, who may also be liable for contribution) in such proportion so that the Manager is responsible for that portion represented by the percentage that the fees paid to the Manager pursuant to Section 4 of this Agreement (not including expenses) bears to the gross proceeds received by the Company from the sale of the Shares in the Subscription and Community Offering, and the Company and the Bank shall be responsible for the balance. If, however, the allocation provided above is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative fault of the Company and the Bank on the one hand and the Manager on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereof), but also the relative benefits received by the Company and the Bank on the one hand and the Manager on the other from the Offering, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Bank on the one hand and Manager on the other shall be deemed to be in the same proportion as the total gross proceeds from the Subscription and Community Offering (before deducting expenses) received by the Company bear to the total fees (not including expenses) received by the Manager. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and/or the Bank on the one hand or the Manager on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Bank and the Manager agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro-rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this
Section 9. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or action, proceedings or claims in respect thereof) referred to above in Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim. It is expressly agreed that the Manager shall not be liable for any loss, liability, claim, damage or expense or be required to contribute any amount which in the aggregate exceeds the amount paid (excluding reimbursable expenses) to the Manager under this Agreement. It is understood that the above-stated limitation on the Manager's liability is essential to the Manager and that the Manager would not have entered into this Agreement if such limitation had not been agreed to by the parties to this Agreement. No person found guilty of any fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation. The obligations of the Company and the Bank, as well as the Manager, under this Section 9 and under Section 8 shall be in addition to any liability which the Company and Bank and the Manager may otherwise have. For purposes of this Section 9, each of the


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Hopper Soliday & Co., Inc.
February __, 1999
Page 34


Manager's, the Company's or the Bank's officers and directors and each person, if any, who controls the Manager or the Company or the Bank within the meaning of the Act and the Exchange Act shall have the same rights to contribution as the Manager, the Company and the Bank. Any party entitled to contribution, promptly after receipt of notice of commencement of any action, suit, claim or proceeding against such party in respect of which a claim for contribution may be made against another party under this Section 9, will notify such party from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have hereunder or otherwise under this Section 9.

         10. Survival of Agreements, Representations and Indemnities. The respective indemnities of the Company and the Bank and the Manager and the representations and warranties of the Company and the Bank set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of the Manager or the Company and the Bank or any controlling person or indemnified party referred to in Section 8 hereof, and shall survive any termination of this Agreement and/or the issuance of the Shares, and any successor or assign of the Manager, the Company, the Bank, any such controlling person, and any legal representative of the Manager, the Company, the Bank and any such controlling person shall be entitled to the full benefit of the respective agreements, indemnities, warranties and representations. In addition, the provisions of Section 4 of this Agreement shall survive termination of this Agreement.

         11. Termination. The Manager may terminate this Agreement by giving the notice indicated below in this Section at any time after this Agreement becomes effective as follows:

                  (a) If any domestic or international event or act or occurrence has materially disrupted the United States securities markets such as to make it, in the Manager's reasonable opinion, impracticable to proceed with the offering of the Shares; or if trading on the New York Stock Exchange shall have been suspended; or if the United States shall have become involved in a war or major hostilities; or if a general banking moratorium has been declared by a federal authority; or if there shall have been a material adverse change in the capitalization, condition or business of the Company or the Bank; or if the Company or the Bank shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act, whether or not said loss shall have been insured or if there shall be any litigation, pending or threatened which makes it, in the Manager's opinion, impracticable or inadvisable to offer the Shares.

                  (b) In the event the Company and the Bank fail to satisfy the conditions set forth in Section 7 on the designated Closing Date or the Company fails to sell the minimum number of the Shares within the period specified, in accordance with the provisions of the Plan or as required by the Conversion Regulations and applicable law, this Agreement shall terminate upon refund by the Bank and the Company to each person who has subscribed for or ordered any of the Shares the full amount which it may have received from such person, together with interest as provided in the Offering Circular, and no party to this Agreement shall have any obligation to the other hereunder, except for payment by the Bank and/or the Company as set


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Hopper Soliday & Co., Inc.
February __, 1999
Page 35


forth in Sections 4, 6, and 9 hereof.

                  (c) If the Manager elects to terminate this Agreement as provided in this Section 11, the Company and the Bank shall be notified promptly by the Manager by telephone or telegram, confirmed by letter.

                  (d) If this Agreement is terminated by the Manager for any of the reasons set forth in subsection (a) above, the Company and the Bank, to fulfill their obligations pursuant to Sections 4, 6, 8(a) and 9 of this Agreement, shall pay upon demand to the Manager the full amount properly owing thereunder.

         12. Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, or by registered or certified mail, postage pre-paid to the persons at the addresses set forth below (or at such other addresses or facsimile numbers as may hereafter be designated as provided below), and shall be deemed to have been delivered as of the date received by the Party to which, or to whom it is addressed:





If to the Manager:            Hopper Soliday & Co., Inc.
                              1703 Oregon Pike
                              P.O. Box 4548
                              Lancaster, PA  17604-4548
                              Fax:     (717) 560-3063
                              Attn: Eric G. Hoerner, Senior Vice President

With a Copy to:               Rhoads & Sinon LLP
                              One South Market Square, P.O. Box 1146
                              Harrisburg, PA  17108
                              Fax:     (717) 231-6676
                              Attn: Dean H. Dusinberre, Esq.

If to the Company:            First Star Bancorp, Inc.
                              418 West Broad Street
                              Bethlehem, PA 18018
                              Fax: (610) 997-5655
                              Attn: Joseph T. Svetik, President & CEO

With a Copy to:               Malizia, Spidi, Sloane & Fisch
                              1301 K Street, N.W., Suite 700E
                              Washington, D.C.  20005
                              Fax:     (202) 434-4661
                              Attn: Gregory A. Gehlmann, Esq.


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Hopper Soliday & Co., Inc.
February __, 1999
Page 36



If to the Bank:               Nesquehoning Savings Bank
                              301 West Catawissa Street
                              Nesquehoning, PA  18240
                              Fax:     (717) 669-6773
                              Attn:  Francis X. Koomar, President
With a copy to:




         13. Parties. The Company and the Bank shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of the Manager when the same shall have been given by the undersigned. The Manager shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of the Company or the Bank, when the same shall have been given by the undersigned or any other officer of the Company or the Bank. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Manager, the Company, the Bank and the controlling persons and identified parties referred to in Section 8 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained.

          14. Closing. The closing for the sale of the Shares shall take place on the Closing Date, at such location as mutually agreed upon by the Manager and the Company. The Company or the Bank shall deliver to the Manager in immediately available funds the remaining financial advisory fees and expenses due and owing to the Manager as set forth in Sections 4 and 6 hereof and the opinions and certificates required hereby and other documents deemed reasonably necessary by the Manager shall be executed and delivered to effect the sale of the Shares as contemplated hereby and pursuant to the terms of the Prospectus.

         15. Partial Invalidity. In the event that any term, provision or covenant herein or the application thereof to any circumstance or situation shall be invalid or unenforceable, in whole or in part, the remainder hereof and the application of said term, provision or covenant to any other circumstance or situation shall not be affected thereby, and each term, provision or covenant herein shall be valid and enforceable to the full extent permitted by law.

         16. Construction. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

         17.   Counterparts.   This   Agreement  may  be  executed  in  separate
counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute but one and the same instrument.